Exhibit 99.1

Red Hat Reports Fourth Quarter and Fiscal Year 2017 Results

  Fourth quarter total revenue of $629 million, up 16% year-over-year; full fiscal year total revenue of $2.4 billion, up 18% year-over-year
  Fourth quarter subscription revenue of $560 million, up 17% year-over-year; full fiscal year subscription revenue of $2.1 billion, up 18% year-over-year
  Fourth quarter Application development-related and other emerging technology subscription revenue of $125 million, up 40% year-over-year; full fiscal year Application development-related and other emerging technology subscription revenue of $439 million, up 36% year-over-year
  Year-end deferred revenue balance of $2.1 billion, up 20% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--March 27, 2017--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal fourth quarter and fiscal year ended February 28, 2017.

“We closed the year with an exceptional performance. The fourth quarter marked our 60th consecutive quarter of revenue growth, and we crossed the $2 billion milestone in subscription revenue and total deferred revenue for the fiscal year,” stated Jim Whitehurst. “As customers embrace digital transformation, they are turning to Red Hat as a strategic partner to deliver solutions that can help them realize the benefits of these initiatives. Enterprises and service providers are increasingly adopting hybrid cloud infrastructures and open source technologies, which is fueling our growth and positioning Red Hat for the long-term.”

“Our strategic position with customers is evidenced by the continued growth in large commitments to Red Hat. The number of deals greater than $1 million in fiscal 2017 grew by over 30% annually, and we closed a record number of deals over $20 million, including our first-ever deal of approximately $100 million in the fourth quarter,” stated Eric Shander, acting Chief Financial Officer of Red Hat. “This performance also drove a record backlog of $2.7 billion in U.S. dollars, up 28% year-over-year which contributes to our fiscal year 2018 revenue outlook of 13% to 14% growth and should help drive expanded GAAP operating margin of 15.2% and non-GAAP operating margin of 23.6%.”

Revenue: Total revenue for the quarter was $629 million, up 16% year-over-year both in U.S. dollars and measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $560 million, up 17% year-over-year both in U.S. dollars and measured in constant currency. Subscription revenue in the quarter was 89% of total revenue.

Full fiscal year 2017 total revenue was $2.4 billion, up 18% in U.S. dollars year-over-year, or 17% measured in constant currency. Subscription revenue for the full fiscal year was $2.1 billion, up 18% year-over-year both in U.S. dollars and measured in constant currency. Subscription revenue in the full fiscal year was 89% of total revenue.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $435 million, an increase of 11% in U.S. dollars year-over-year and 12% measured in constant currency. Subscription revenue from Application development-related and other emerging technologies offerings for the quarter was $125 million, an increase of 40% year-over-year both in U.S. dollars and measured in constant currency.

Full fiscal year subscription revenue from Infrastructure-related offerings was $1.7 billion, an increase of 15% in U.S. dollars year-over-year and 14% measured in constant currency. Full fiscal year subscription revenue from Application Development-related and other emerging technologies offerings was $439 million, an increase of 36% year-over-year both in U.S. dollars and measured in constant currency.

Operating Income: GAAP operating income for the quarter was $94 million, up 31% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP operating income for the fourth quarter was $153 million, up 23% year-over-year. Non-GAAP references in this release are detailed in the tables below. For the fourth quarter, GAAP operating margin was 15.0% and non-GAAP operating margin was 24.3%.

Full fiscal year GAAP operating income was $332 million, up 15% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP operating income for the full fiscal year was $556 million, up 15% year-over-year. Full fiscal year GAAP operating margin was 13.8% and non-GAAP operating margin was 23.1%.

Net Income: GAAP net income for the quarter was $66 million, or $0.36 per diluted share, compared with $53 million, or $0.29 per diluted share, in the year-ago quarter. During the fourth quarter of fiscal year 2017, GAAP net income and earnings per diluted share benefited by approximately $1 million from the adoption of Accounting Standards Update 2016-09 ("ASU 2016-09") in the first fiscal quarter of 2017.

After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations, and non-cash interest expense related to the debt discount, non-GAAP net income for the quarter was $110 million, or $0.61 per diluted share, as compared to $97 million, or $0.52 per diluted share, in the year-ago quarter. Non-GAAP diluted weighted average shares outstanding excludes any dilution resulting from the convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions.

Full fiscal year GAAP net income was $254 million, or $1.39 per diluted share, compared with $199 million, or $1.07 per diluted share, in the prior fiscal year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations, and non-cash interest expense related to the debt discount, non-GAAP net income for the full fiscal year was $414 million, or $2.27 per diluted share, as compared to $355 million, or $1.91 per diluted share, in the prior fiscal year.

Cash: Operating cash flow was $318 million for the fourth quarter, an increase of 27% on a year-over-year basis. Full fiscal year operating cash flow was $784 million. Total cash, cash equivalents and investments as of February 28, 2017 was $2.1 billion after repurchasing approximately $139 million, or approximately 1.9 million shares, of common stock in the fourth quarter. The remaining balance in the current repurchase authorization as of February 28, 2017 was approximately $636 million.

Deferred revenue and backlog: Total backlog for fiscal year 2017 was in excess of $2.7 billion, up 28% year-over-year. We define total backlog as the value of non-cancellable subscription and service agreements, including total deferred revenue, which is billed, plus the value of non-cancellable subscription and service agreements to be billed in the future not reflected in our financial statements. At the end of the fiscal year, the company’s total deferred revenue balance was $2.1 billion, an increase of 20% year-over-year. The full year negative impact to total deferred revenue from changes in foreign exchange rates was approximately $1 million year-over-year. On a constant currency basis, total deferred revenue would have been up 20% year-over-year.

The portion of total backlog to be billed in the future not reflected in our financial statements was in excess of $650 million as of February 28, 2017, compared with the ending balance in excess of $410 million reported for fiscal year 2016. The portion of total backlog to be billed during fiscal year 2018 was in excess of $330 million as of February 28, 2017, compared with in excess of $275 million for the fiscal year ended February 29, 2016.

Outlook: Red Hat’s outlook assumes current business condition and current foreign currency exchange rates.

For the full year:

  Revenue is expected to be $2.720 billion to $2.760 billion in U.S. dollars.
  GAAP operating margin is expected to be approximately 15.2% and non-GAAP operating margin is expected to be approximately 23.6%.
  Fully diluted GAAP earnings per share (EPS) is expected to be approximately $1.69 to $1.73 per share, assuming 181 million fully diluted shares outstanding. Fully diluted non-GAAP EPS is expected to be approximately $2.60 to $2.64 per share, assuming 180 million fully diluted shares outstanding. Both GAAP and non-GAAP EPS assume a $2 million per quarter forecast for other income and an estimated annual effective tax rate of 28% before discrete tax items.
  Operating cash flow is expected to be approximately $850 million to $870 million.

For the first quarter:

  Revenue is expected to be $643 million to $650 million.
  GAAP operating margin is expected to be approximately 11.7% and non-GAAP operating margin is expected to be approximately 20.0%.
  Fully diluted GAAP EPS is expected to be approximately $0.34 to $0.35 per share, assuming 182 million fully diluted shares outstanding. Fully diluted non-GAAP EPS is expected to be approximately $0.52 to $0.53 per share, assuming 180 million fully diluted shares outstanding. Both GAAP and non-GAAP EPS assume a $2 million forecast for other income and an estimated annual effective tax rate of 28% before discrete tax items.

GAAP to non-GAAP reconciliation:

Full year non-GAAP operating margin guidance is derived by subtracting the estimated full year impact of non-cash share-based compensation expense of approximately $200 million and amortization of intangible assets of approximately $30 million. Full year fully diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and the full year impact of non-cash interest expense related to the debt discount of approximately $19 million and an estimated annual effective tax rate of 28% before discrete tax items. Additionally, full year fully diluted non-GAAP EPS excludes approximately $19 million of discrete tax benefits related to share-based compensation that are included in full year fully diluted GAAP EPS. Full year fully diluted non-GAAP EPS excludes approximately 1 million diluted shares resulting from the convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions.

First quarter non-GAAP operating margin guidance is derived by subtracting the estimated impact of non-cash share-based compensation expense of approximately $46 million and amortization of intangible assets of approximately $8 million. First quarter fully diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and non-cash interest expense related to the debt discount of approximately $5 million and an estimated annual effective tax rate of 28% before discrete tax items. Additionally, first quarter fully diluted non-GAAP EPS excludes approximately $10 million of discrete tax benefits related to share-based compensation that are included in first quarter fully diluted GAAP EPS. First quarter fully diluted non-GAAP EPS excludes approximately 2 million diluted shares resulting from the convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions.

Webcast and Website Information

A live webcast of Red Hat's results will begin at 5:00 pm ET today. The webcast, in addition to a copy of our prepared remarks and slides containing financial highlights and supplemental metrics, can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended. Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; the ability to meet financial and operational challenges encountered in our international operations; ineffective management of, and control over, the Company's growth and international operations; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat and the Shadowman logo are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016 (1)
Revenue:

Subscriptions	$559,588	$479,642	$2,135,780	$1,803,449
Training and services	69,252	63,860	276,023	248,781

Total subscription and training and services revenue	628,840	543,502	2,411,803	2,052,230

Cost of revenue:

Subscriptions	42,095	33,575	158,977	126,663
Training and services	50,112	47,645	195,401	182,966

Total cost of subscription and training and services revenue	92,207	81,220	354,378	309,629

Gross profit	536,633	462,282	2,057,425	1,742,601

Operating expense:
Sales and marketing	272,438	229,193	1,036,021	848,950
Research and development	121,918	108,498	480,668	413,322
General and administrative	48,052	52,819	208,491	192,281

Total operating expense	442,408	390,510	1,725,180	1,454,553

Income from operations	94,225	71,772	332,245	288,048
Interest income	3,754	3,189	13,921	11,673
Interest expense	6,002	5,856	23,822	23,121
Other income (expense), net	(304)	(337)	(2,164)	(1,735)

Income before provision for income taxes	91,673	68,768	320,180	274,865
Provision for income taxes (2)	25,870	15,732	66,477	75,500

Net income	$65,803	$53,036	$253,703	$199,365

Net income per share:
Basic	$0.37	$0.29	$1.41	$1.09
Diluted	$0.36	$0.29	$1.39	$1.07

Weighted average shares outstanding:
Basic	177,802	182,099	179,642	182,817
Diluted	181,197	184,888	182,961	186,119

(1) Derived from audited financial statements

(2) Provision for income taxes for the three and twelve months ended February 28, 2017 includes the impact of early adoption of ASU 2016-09. ASU 2016-09 requires that the amendment related to accounting for income taxes be adopted on a prospective basis. Accordingly, the provision for income taxes for the three and twelve months ended February 29, 2016 has not been adjusted. The provision for income taxes for the three and twelve months ended February 28, 2017 includes the effect of discrete tax benefits of $0.6 million and $15.8 million, respectively, related to excess tax benefits from share-based compensation.

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS
	February 28,	February 29,
	2017	2016 (1)

Current assets:
Cash and cash equivalents	$1,090,808	$927,778
Investments in debt securities, short-term	369,983	281,142
Accounts receivable, net	634,821	509,715
Prepaid expenses	200,609	150,877
Other current assets	19,481	2,921

Total current assets	2,315,702	1,872,433

Property and equipment, net	189,629	166,886
Goodwill	1,040,709	1,027,277
Identifiable intangibles, net	137,767	146,071
Investments in debt securities, long-term	672,440	786,470
Deferred tax assets, net	104,833	111,456
Other assets, net	74,105	44,506

Total assets	$4,535,185	$4,155,099

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$376,957	$284,802
Deferred revenue, short-term	1,512,762	1,272,908
Other current obligations	1,354	1,467

Total current liabilities	1,891,073	1,559,177

Convertible notes	745,633	723,942
Deferred revenue, long-term	557,194	449,636
Other long term obligations	93,965	87,912
Stockholders' equity:
Common stock	23	23
Additional paid-in capital	2,294,463	2,162,264
Retained earnings	1,352,991	1,099,738
Treasury stock, at cost	(2,311,805)	(1,853,144)
Accumulated other comprehensive loss	(88,352)	(74,449)

Total stockholders' equity	1,247,320	1,334,432

Total liabilities and stockholders' equity	$4,535,185	$4,155,099

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016 (1)

Cash flows from operating activities:
Net income	$65,803	$53,036	$253,703	$199,365
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,547	19,144	85,279	76,088
Share-based compensation expense	51,157	45,768	192,530	166,234
Deferred income taxes	6,128	(17,585)	12,327	(13,673)
Excess tax benefits from share-based payment arrangements	527	2,244	16,024	20,231
Net amortization of bond premium on debt securities available for sale	2,669	3,378	12,623	12,169
Accretion of debt discount and amortization of debt issuance costs	5,480	5,306	21,691	21,003
Other	427	1,657	976	4,418
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(205,598)	(112,919)	(119,102)	(48,404)
Prepaid expenses	(57,400)	(28,104)	(76,787)	(24,486)
Accounts payable and accrued expenses	85,335	58,484	55,002	62,438
Deferred revenue	357,399	220,410	348,534	260,495
Other	(15,215)	(1,122)	(19,083)	445

Net cash provided by operating activities	318,259	249,697	783,717	736,323

Cash flows from investing activities:
Purchase of debt securities available for sale	(85,053)	(199,367)	(500,849)	(982,935)
Proceeds from sales and maturities of debt securities available for sale	92,514	66,491	500,983	655,622
Acquisition of businesses, net of cash acquired	-	252	(28,667)	(126,459)
Purchase of developed software and other intangible assets	(3,062)	(5,870)	(11,774)	(13,964)
Purchase of property and equipment	(18,687)	(12,095)	(69,123)	(41,553)
Other	(500)	430	(703)	(2,819)

Net cash used in investing activities	(14,788)	(150,159)	(110,133)	(512,108)

Cash flows from financing activities:
Proceeds from exercise of common stock options	556	284	3,829	3,596
Proceeds from employee stock purchase program	11,697	-	18,852	-
Purchase of treasury stock	(139,479)	(114,392)	(458,661)	(262,643)
Payments related to settlement of employee share-based awards	(3,284)	(6,091)	(66,529)	(66,907)
Other	(1,145)	(491)	(1,684)	(1,843)

Net cash used in financing activities	(131,655)	(120,690)	(504,193)	(327,797)

Effect of foreign currency exchange rates on cash and cash equivalents	2,314	6,893	(6,361)	(16,113)
Net increase (decrease) in cash and cash equivalents	174,130	(14,259)	163,030	(119,695)
Cash and cash equivalents at beginning of the period	916,678	942,037	927,778	1,047,473

Cash and cash equivalents at end of period	$1,090,808	$927,778	$1,090,808	$927,778

(1) Derived from audited financial statements

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016

Cost of revenue	$4,157	$3,946	$16,553	$15,898
Sales and marketing	27,952	19,703	93,378	69,089
Research and development	13,639	12,511	52,424	48,466
General and administration	5,409	9,608	30,175	32,781
Total share-based compensation expense	$51,157	$45,768	$192,530	$166,234

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016

Cost of revenue	$3,861	$3,434	$15,562	$11,726
Sales and marketing	1,562	1,730	7,078	8,075
Research and development	35	(13)	138	842
General and administration	1,787	1,711	7,078	5,160
Total amortization of intangible assets expense	$7,245	$6,862	$29,856	$25,803

Non-cash interest expense related to the debt discount included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016

Total non-cash interest expense related to the debt discount	$4,820	$4,686	$19,104	$18,570

Transaction costs related to business combinations included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016

Transaction costs related to business combinations	-	$40	$1,789	$3,884

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016

GAAP net income	$65,803	$53,036	$253,703	$199,365

GAAP provision for income taxes	25,870	15,732	66,477	75,500

GAAP income before provision for income taxes	$91,673	$68,768	$320,180	$274,865

Add: Non-cash share-based compensation expense	51,157	45,768	192,530	166,234
Add: Amortization of intangible assets	7,245	6,862	29,856	25,803
Add: Non-cash interest expense related to the debt discount	4,820	4,686	19,104	18,570
Add: Transaction costs related to business combinations	-	40	1,789	3,884

Non-GAAP adjusted income before provision for income taxes	$154,895	$126,124	$563,459	$489,356

Non-GAAP provision for income taxes (1)	45,203	29,094	149,608	134,431

Non-GAAP adjusted net income (basic and diluted)	$109,692	$97,030	$413,851	$354,925

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	181,197	184,888	182,961	186,119
Dilution offset from convertible note hedge transactions	(492)	(67)	(292)	(282)
Non-GAAP diluted weighted average shares outstanding	180,705	184,821	182,669	185,837

Non-GAAP adjusted net income per share:
Basic	$0.62	$0.53	$2.30	$1.94
Diluted	$0.61	$0.52	$2.27	$1.91

(1) Non-GAAP provision for income taxes:
Non-GAAP adjusted income before provision for income taxes	$154,895	$126,124	$563,459	$489,356
GAAP estimated annual effective tax rate	29.5%	23.1%	27.7%	27.5%
Provision for income taxes on Non-GAAP adjusted net income before discrete tax benefits	$45,698	$29,094	$156,010	$134,431
Discrete tax expense (benefit), excluding discrete benefits related to share-based compensation	(495)	-	(6,402)	-
Provision for income taxes on Non-GAAP adjusted net income excluding discrete benefits related to share-based compensation	$45,203	$29,094	$149,608	$134,431

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016

GAAP gross profit	$536,633	$462,282	$2,057,425	$1,742,601

Add: Non-cash share-based compensation expense	4,157	3,946	16,553	15,898
Add: Amortization of intangible assets	3,861	3,434	15,562	11,726

Non-GAAP gross profit	$544,651	$469,662	$2,089,540	$1,770,225

Non-GAAP gross margin	86.6%	86.4%	86.6%	86.3%

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016

GAAP operating expenses	$442,408	$390,510	$1,725,180	$1,454,553

Deduct: Non-cash share-based compensation expense	(47,000)	(41,822)	(175,977)	(150,336)
Deduct: Amortization of intangible assets	(3,384)	(3,428)	(14,294)	(14,077)
Deduct: Transaction costs related to business combinations	-	(40)	(1,789)	(3,884)

Non-GAAP adjusted operating expenses	$392,024	$345,220	$1,533,120	$1,286,256

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016

GAAP operating income	$94,225	$71,772	$332,245	$288,048

Add: Non-cash share-based compensation expense	51,157	45,768	192,530	166,234
Add: Amortization of intangible assets	7,245	6,862	29,856	25,803
Add: Transaction costs related to business combinations	-	40	1,789	3,884

Non-GAAP adjusted operating income	$152,627	$124,442	$556,420	$483,969

Non-GAAP adjusted operating margin	24.3%	22.9%	23.1%	23.6%

	Three Months Ended
	February 28,	February 29,	Year-Over-Year
	2017	2016	Growth Rate

GAAP subscription revenue by offering type
Infrastructure-related offerings	$435,085	$390,706	11.4%
Adjustment for currency impact	950	-
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$436,035	$390,706	11.6%

Application development-related and other emerging technology offerings	$124,503	$88,936	40.0%
Adjustment for currency impact	272	-
Non-GAAP Application development-related and other emerging technology subscription revenue on a constant currency basis	$124,775	$88,936	40.3%

GAAP subscription revenue	$559,588	$479,642	16.7%
Adjustment for currency impact	1,222	-
Non-GAAP subscription revenue on a constant currency basis	$560,810	$479,642	16.9%

GAAP training and services revenue	$69,252	$63,860	8.4%
Adjustment for currency impact	348	-
Non-GAAP training and services revenue on a constant currency basis	$69,600	$63,860	9.0%

GAAP total subscription, training and services revenue	$628,840	$543,502	15.7%
Adjustment for currency impact	1,570	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$630,410	$543,502	16.0%

	Twelve Months Ended
	February 28,	February 29,	Year-Over-Year
	2017	2016	Growth Rate

GAAP subscription revenue by offering type
Infrastructure-related offerings	$1,696,443	$1,480,463	14.6%
Adjustment for currency impact	(8,895)	-
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$1,687,548	$1,480,463	14.0%

Application development-related and other emerging technology offerings	$439,337	$322,986	36.0%
Adjustment for currency impact	(1,330)	-
Non-GAAP Application development-related and other emerging technology subscription revenue on a constant currency basis	$438,007	$322,986	35.6%

GAAP subscription revenue	$2,135,780	$1,803,449	18.4%
Adjustment for currency impact	(10,225)	-
Non-GAAP subscription revenue on a constant currency basis	$2,125,555	$1,803,449	17.9%

GAAP training and services revenue	$276,023	$248,781	11.0%
Adjustment for currency impact	2,582	-
Non-GAAP training and services revenue on a constant currency basis	$278,605	$248,781	12.0%

GAAP total subscription, training and services revenue	$2,411,803	$2,052,230	17.5%
Adjustment for currency impact	(7,643)	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$2,404,160	$2,052,230	17.1%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

Change in deferred revenue balances
	Current Deferred Revenue	Long-Term Deferred Revenue	Total Deferred Revenue

Balance at February 29, 2016	$1,272,908	$449,636	$1,722,544
Constant currency change in deferred revenue (1)	239,771	109,121	348,892
Impact from foreign currency translation	83	(1,563)	(1,480)
Balance at February 28, 2017	$1,512,762	$557,194	$2,069,956

Year-over-year growth rate	18.8%	23.9%	20.2%
Year-over-year growth rate on a constant currency basis	18.8%	24.3%	20.3%

(1) Change in deferred revenue includes approximately $0.4 million acquired as part of a business combination.

Revenue growth by geographical segment
	Americas	EMEA	APAC	Consolidated

Total revenue for the three months ended February 28, 2017	$410,449	$131,308	$87,083	$628,840
Adjustment for currency impact	(1,220)	4,300	(1,510)	1,570
Total revenue on a constant currency basis for the three months ended February 28, 2017	$409,229	$135,608	$85,573	$630,410

Total revenue for the three months ended February 29, 2016	$357,940	$115,468	$70,094	$543,502

Year-over-year growth rate	14.7%	13.7%	24.2%	15.7%
Year-over-year growth rate on a constant currency basis	14.3%	17.4%	22.1%	16.0%

Total revenue for the twelve months ended February 28, 2017	$1,555,290	$515,642	$340,871	$2,411,803
Adjustment for currency impact	6,062	876	(14,581)	(7,643)
Total revenue on a constant currency basis for the twelve months ended February 28, 2017	$1,561,352	$516,518	$326,290	$2,404,160

Total revenue for the twelve months ended February 29, 2016	$1,354,345	$436,304	$261,581	$2,052,230

Year-over-year growth rate	14.8%	18.2%	30.3%	17.5%
Year-over-year growth rate on a constant currency basis	15.3%	18.4%	24.7%	17.1%

CONTACT:
Media Contact:
Red Hat, Inc.
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Red Hat, Inc.
Tom McCallum, 919-754-4630
tmccallum@redhat.com